CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We  consent to the references to our firm in the Post-Effective Amendment to the

Registration Statement on  Form N-1A of Lehman  Brothers Institutional Liquidity

Funds and to the use of our  reports  each  dated  May 15, 2008 on the financial statements and financial highlights of Prime Portfolio,  Treasury  Portfolio and

Tax-Exempt  Portfolio, each a series of Lehman Brothers Institutional  Liquidity

Funds, and Prime Master Series, Treasury Master Series and Tax-Exempt Master

Series,  each  a  series  of  Institutional  Liquidity Trust.    Such  financial

statements and financial highlights appear in  the  March 31, 2008 Annual Report to Shareholders which are also incorporated by reference  into  the Registration

Statement. We also consent to the references to us in the Prospectuses and in the Statement of Additional Information.





                                           TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
JULY 29, 2008